Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	October 23, 2008
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED SEPTEMBER 30, 2008

ANGLETON, TX, OCTOBER 23, 2008 - Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $642 million for the quarter ended September 30, 2008, compared to $673 million for the same quarter in the prior year. Third quarter net income was $24 million, or $0.36 per diluted share. In the comparable period of 2007, net income was $22 million, or $0.30 per diluted share.

Excluding restructuring charges, amortization of intangibles, the impact of stock-based compensation costs and a discrete tax benefit relating to a previously closed facility, the Company would have reported net income of $21 million, or $0.32 per diluted share, in the third quarter of 2008. Excluding restructuring charges, integration costs, amortization of intangibles, the impact of stock-based compensation costs and a discrete tax benefit relating to a previously closed facility, the Company would have reported net income of $17 million, or $0.24 per diluted share, in the third quarter of 2007.

“The recent deterioration and unprecedented volatility in end market demands which began in late September resulted in revenue softness that began to materialize in the third quarter,” said Cary T. Fu, the Company’s Chief Executive Officer. “Generally, I am pleased with our overall operating performance during the quarter and am confident in the ability of our organization to manage through, and take advantage of, the additional outsourcing opportunities that this environment may bring.  Our revenue diversification and new program wins have been strong, but not strong enough to allow us to sidestep the current macro downturn.”

Third Quarter 2008 Financial Highlights

•	Operating margin for the third quarter was 3.5% on a GAAP basis and was 3.6%, excluding restructuring charges, amortization of intangibles and the impact of stock-based compensation expense.
•	Cash flows provided by operating activities for the third quarter were approximately $76 million.
•	Cash and long-term investments totaled $389 million at September 30, 2008. Long-term investments consist of $48 million of auction rate securities.
•	Accounts receivable was $415 million at September 30, 2008; calculated days sales outstanding were 58 days.
•	Inventory was $363 million at September 30, 2008; inventory turns were 6.6 times.
•	Repurchases of common shares for the third quarter totaled $20 million or 1.3 million shares.

Fourth Quarter 2008 Outlook

Recent demand weakness is expected to continue into the fourth quarter of 2008. While it is not possible to forecast with precision the specific impacts to each of the industries we serve, it is anticipated that the slowdown in technology spending will continue. Sales for the fourth quarter of 2008 are expected to range from $600 million to $640 million. To maintain consistency with published analysts’ reports, earnings guidance going forward will only exclude restructuring charges and will no longer exclude the impact of stock-based compensation and amortization of intangibles. Diluted earnings per share for the fourth quarter, excluding restructuring charges, are expected to be between $0.25 and $0.32.

Non-GAAP Financial Measures
This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements
This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement that “it is anticipated that the slowdown in technology spending will continue”, that we are “confident in the ability of our organization to not only manage through, but to take advantage of, the additional outsourcing opportunities that this environment may bring”, and our sales and diluted earnings per share, excluding restructuring charges, guidance for the fourth quarter of 2008, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of the release, and Benchmark assumes no obligation to update any such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2007, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information
Benchmark Electronics, Inc. provides electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 20 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Income from operations (GAAP)	$22,267	$14,880	$66,678	$69,952
Stock-based compensation	384	628	2,432	2,440
Restructuring charges and integration costs	253	1,451	253	7,001
Amortization of intangibles	446	447	1,340	1,341

Non-GAAP income from operations	$23,350	$17,406	$70,703	$80,734

Net income (GAAP)	$23,925	$22,009	$68,976	$72,406
Stock-based compensation, net of tax	306	443	1,740	1,688
Restructuring charges and integration costs, net of tax	228	1,043	228	5,211
Amortization of intangibles, net of tax	284	291	854	905
Income tax benefit	(3,440)	(6,481)	(3,440)	(6,481)

Non-GAAP net income	$21,303	$17,305	$68,358	$73,729

Numerator for basic earnings per share - net
income (GAAP)	$23,925	$22,009	$68,976	$72,406
Interest expense on convertible debt, net of tax	—	—	—	147

Numerator for diluted earnings per share (GAAP)	$23,925	$22,009	$68,976	$72,553

Earnings per share: (GAAP)
Basic	$0.36	$0.30	$1.02	$1.00
Diluted	$0.36	$0.30	$1.01	$0.99

Numerator for basic earnings per share - net
income (Non-GAAP)	$21,303	$17,305	$68,358	$73,729
Interest expense on convertible debt, net of tax	—	—	—	147

Numerator for diluted earnings per
share (Non-GAAP)	$21,303	$17,305	$68,358	$73,876

Earnings per share: (Non-GAAP)
Basic	$0.32	$0.24	$1.01	$1.02
Diluted	$0.32	$0.24	$1.00	$1.01

Weighted average shares used in calculating
earnings per share:
Basic	66,268	72,951	67,693	72,314
Diluted	66,630	73,626	68,251	73,313

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2008	2007	2008	2007

Net sales	$641,672	$672,595	$2,008,397	$2,181,372
Cost of sales	597,376	633,818	1,872,859	2,033,612

Gross profit	44,296	38,777	135,538	147,760

Selling, general and administrative expenses	21,329	21,999	67,266	69,466
Amortization of intangibles	446	447	1,340	1,341
Restructuring charges and integration costs	253	1,451	253	7,001

Income from operations	22,268	14,880	66,679	69,952

Other income (expense):
Interest income	1,680	3,106	6,909	7,555
Interest expense	(378)	(411)	(1,102)	(1,786)
Other income (expense)	(790)	725	1,547	1,578
Total other income, net	512	3,420	7,354	7,347

Income before income taxes	22,780	18,300	74,033	77,299

Income tax expense (benefit)	(1,145)	(3,709)	5,057	4,893

Net income	$23,925	$22,009	$68,976	$72,406

Numerator for basic earnings per share - net income	$23,925	$22,009	$68,976	$72,406
Interest expense on convertible debt, net of tax	—	—	—	147
Numerator for diluted earnings per share	$23,925	$22,009	$68,976	$72,553

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	66,268	72,951	67,693	72,314
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	362	675	558	999
Denominator for diluted earnings per share	66,630	73,626	68,251	73,313
Earnings per share:
Basic	$0.36	$0.30	$1.02	$1.00
Diluted	$0.36	$0.30	$1.01	$0.99

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
September 30, 2008
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$341,361
Accounts receivable, net	415,455
Inventories, net	362,692
Other current assets	51,204

Total current assets	1,170,712

Long-term investments	47,907
Property, plant and equipment, net	141,745
Other assets, net	25,810
Goodwill, net	283,194

Total assets	$1,669,368

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of long-term debt and capital lease obligations	$273
Accounts payable	289,725
Accrued liabilities	58,697

Total current liabilities	348,695

Long-term debt and capital lease obligations, less current installments	11,749
Other long-term liabilities	41,501
Shareholders’ equity	1,267,423

Total liabilities and shareholders’ equity	$1,669,368